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Exhibit 4.4


                                 FLEET BANK - NH
                  FIRST AMENDMENT TO COMMERCIAL LOAN AGREEMENT
                               AND LOAN DOCUMENTS


      THIS FIRST AMENDMENT (the "Amendment") made as of the 20th day of March, 1996, is by and among FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), and WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., each a New Hampshire corporation with a principal office at 1155 Elm Street Manchester, New Hampshire 03101 (all of such corporations are hereinafter referred to individually and collectively as the "BORROWER").

                               R E C I T A L S:
                               ----------------

      WHEREAS, pursuant to a Commercial Loan Agreement dated October 24, 1995 (the "Loan Agreement") and certain Loan Documents as defined therein, the Bank has extended to WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., and WPI TERMIFLEX, INC. a revolving line of credit loan in the principal amount of up to Fifteen Million Dollars ($15,000,000.00) (the "Revolving Line of Credit Loan");

      WHEREAS, WPI GROUP, INC., owns all of the outstanding capital stock of each of WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., and WPI TERMIFLEX, INC.;

      WHEREAS, WPI GROUP, INC., has formed, and owns all of the capital stock of, both WPI MICRO PROCESSOR SYSTEMS, INC., and WPI MICRO PROCESSOR SYSTEMS, INC. owns all of the capital stock of WPI DECISIONKEY, INC.; and

      WHEREAS, the Borrower has requested, and the Bank has agreed, to (A) join each of WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC. as borrowers under the Loan Agreement and Loan Documents, and (B) increase the maximum principal amount available to the Borrower under the Revolving Line of Credit Loan to up to Twenty Million Dollars ($20,000,000.00), all upon and subject to the terms and conditions of the Loan Agreement and the Loan Documents, as the same are amended hereby, and, in connection therewith, to amend the Loan Agreement and Loan Documents in certain other respects. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.


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      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and promises contained herein, the parties hereby agree as follows:

      1. ADDITION OF WPI MICRO PROCESSOR SYSTEMS, INC., AND WPI DECISIONKEY, INC. AS BORROWER. Each of the Loan Agreement and the Loan Documents shall be and hereby is amended by joining and including each of WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., jointly and severally, as a borrower thereunder, such that each reference to "Borrower" in the Loan Agreement and in each of the Loan Documents shall mean and include each of WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., each a New Hampshire corporation, jointly and severally.

      2. AMENDMENT OF LOAN AGREEMENT. Section I. A. of the Loan Agreement shall be and hereby is amended by deleting the same and inserting in place thereof the following:

      A. MAXIMUM AVAILABLE AMOUNT. THE AGGREGATE MAXIMUM AMOUNT AVAILABLE TO THE BORROWER FROM TIME TO TIME UNDER THE REVOLVING LINE OF CREDIT LOAN SHALL BE UP TO TWENTY MILLION DOLLARS ($20,000,000.00)

      A-1. SUBLIMIT FOR FOREIGN CURRENCY FORWARD PURCHASE CONTRACTS. AT THE BORROWER'S REQUEST, THE BANK SHALL FROM TIME TO TIME ADVANCE FUNDS UNDER THE REVOLVING LINE OF CREDIT LOAN TO COVER MARGINS OF UP TO TWENTY PERCENT (20%) OF U.S. DOLLARS EQUIVALENT VALUE OF FORWARD PURCHASE CONTRACTS ("FORWARD PURCHASE CONTRACTS") FOR FOREIGN CURRENCY ENTERED INTO BY BORROWER WITH BANK'S FOREIGN EXCHANGE DEPARTMENT. FOR PURPOSES OF THE FOREGOING, THE AGGREGATE OUTSTANDING ADVANCES UNDER THE REVOLVING LINE OF CREDIT LOAN TO COVER MARGINS OF BORROWER'S FORWARD PURCHASE CONTRACTS SHALL AT NO TIME EXCEED TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), AND THE MAXIMUM AMOUNT AVAILABLE TO BORROWER UNDER THE REVOLVING LINE OF CREDIT LOAN UNDER PARAGRAPH A ABOVE SHALL BE REDUCED BY THE AGGREGATE U.S. DOLLAR EQUIVALENT VALUE OF ALL MARGIN COVERAGE OF BORROWER'S FORWARD PURCHASE CONTRACTS OUTSTANDING FROM TIME TO TIME.@

      3. SUBSTITUTION AND REPLACEMENT OF REVOLVING LINE OF CREDIT PROMISSORY NOTE. To reflect the amendments hereby, the Bank and the Borrower agree that the Revolving Line of Credit Promissory Note in the original principal amount of Fifteen Million Dollars ($15,000,000.00) dated October 24, 1995 of WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., and WPI TERMIFLEX, INC. payable to the order of the Bank shall be substituted and replaced in full by the Revolving Line of Credit Promissory Note in the principal amount of Twenty Million Dollars ($20,000,000.00) of Borrower payable to the order of the Bank attached hereto as Exhibit A (the "Replacement RLOC Note"), which Replacement RLOC Note shall be executed contemporaneously with the execution of this Amendment, such that the indebtedness of WPI





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GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC.,
WPI POWER SYSTEMS, INC., and WPI TERMIFLEX, INC. currently due and owing to the Bank under the Revolving Line of Credit Loan shall hereafter be evidenced by the Replacement RLOC Note.

      4. AMENDMENT OF OTHER LOAN DOCUMENTS. Each of the other Loan Documents, whether or not specifically referenced herein or hereby, shall be and hereby is amended to reflect the terms and conditions of this Amendment and to include within the scope of such Loan Documents and the description of loans and notes therein, the Revolving Line of Credit Loan as increased, amended and modified hereby.

      5. REPRESENTATIONS AND WARRANTIES. Each Borrower individually hereby makes, confirms, reasserts, and restates all of the representations and warranties of the Borrower under the Loan Agreement and each of the Loan Documents, all as of the date hereof.

      6. AFFIRMATIVE COVENANTS. Each Borrower individually hereby makes, confirms, reasserts, and restates all of the Affirmative Covenants of the Borrower as set forth in the Loan Agreement and each of the Loan Documents, as amended hereby, all as of the date hereof.

      7. NEGATIVE COVENANTS. Each Borrower individually hereby makes confirms, reasserts, and restates all of the Negative Covenants of the Borrower as set forth in the Loan Agreement and each of the Loan Documents, all as of the date hereof.

      8. NO OTHER MODIFICATIONS. Except as specifically modified or amended herein or hereby, all of the terms and conditions of each of the Revolving Line of Credit Loan, the Loan Agreement and the Loan Documents, remain otherwise unchanged, and in full force and effect, all of which are hereby confirmed and ratified by the parties hereto.

      9. COSTS AND EXPENSES OF BANK. The Borrower agrees to reimburse the Bank for all reasonable costs, expenses, and fees, including attorneys' fees, associated with the documentation of this Amendment. Borrower consents to Bank charging Borrower's Revolving Line of Credit Loan account for all such costs, expenses and fees.


      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment all as of the date first set forth above.

WITNESSES                                  FLEET BANK - NH


 /s/ Michael Tule                          By: /s/ Karen A. Cross
--------------------------                     --------------------------------
                                               Karen A. Cross, Vice President



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WITNESSES:                                      BORROWER:

                                                WPI GROUP, INC.


/s/ Michael Tule                                By: /s/ Michael Foster
-----------------------                             -----------------------
                                                    Signature and Title
                                                    Duly Authorized

                                                    Chairman and CEO
                                                    -----------------------
                                                    Print Name and Title


                                                WPI POWER SYSTEMS, INC.

/s/ Michael Tule                                By: /s/ Michael Foster
-----------------------                             -----------------------
                                                    Signature and Title
                                                    Duly Authorized

                                                    Chairman and CEO
                                                    -----------------------
                                                    Print Name and Title


                                                WPI MAGNETEC, INC.


/s/ Michael Tule                                By: /s/ Michael Foster
-----------------------                             -----------------------
                                                    Signature and Title
                                                    Duly Authorized

                                                    Chairman and CEO
                                                    -----------------------
                                                    Print Name and Title


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WITNESSES:                                    WPI ELECTRONICS, INC.


/s/ Michael Tule                              By: /s/ Michael Foster
-----------------------                           -----------------------
                                                  Signature and Title
                                                  Duly Authorized

                                                  Chairman and CEO
                                                  -----------------------
                                                  Print Name and Title



                                              WPI TERMIFLEX, INC.


/s/ Michael Tule                              By: /s/ Michael Foster
-----------------------                           -----------------------
                                                  Signature and Title
                                                  Duly Authorized

                                                  Chairman and CEO
                                                  -----------------------
                                                  Print Name and Title


                                              WPI MICRO PALM, INC.

/s/ Michael Tule                              By: /s/ Michael Foster
-----------------------                           -----------------------
                                                  Signature and Title
                                                  Duly Authorized

                                                  Chairman and CEO
                                                  -----------------------
                                                  Print Name and Title


WITNESSES:                                    WPI MICRO PROCESSOR SYSTEMS, INC.


/s/ Michael Tule                              By: /s/ Michael Foster
-----------------------                           -----------------------
                                                  Signature and Title
                                                  Duly Authorized

                                                  Chairman and CEO
                                                  -----------------------
                                                  Print Name and Title


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                                                WPI DECISIONKEY, INC.


/s/ Michael Tule                                By: /s/ Michael Foster
-----------------------                             -----------------------
                                                    Signature and Title
                                                    Duly Authorized

                                                    Chairman and CEO
                                                    -----------------------
                                                    Print Name and Title